Exhibit 10.6

COPYRIGHT SECURITY AGREEMENT

This Copyright Security Agreement (this “Copyright Security Agreement”) is entered into as of July 27, 2007.

WHEREAS, Crown Media Holdings, Inc. (the “Borrower”), and the Guarantors signatory hereto) (the Borrower and the Guarantors being collectively referred to herein as the “Grantors,” and individually as a “Grantor”) now own or hold and/or may hereafter acquire or hold certain copyrights and rights under copyright with respect to certain motion pictures, films or video tapes or any episodes thereof produced for theatrical, non-theatrical or television release or for release in any other medium, in each case whether recorded on film, videotape, cassette, cartridge, disc or other optical or electronic media or on or by any other means, method, process or device whether now known or hereafter developed, including, without limitation, those listed on Schedule 1 hereto (all of the foregoing items being collectively called the “items of Product” and each item individually an “item of Product”) as such Schedule 1 may be amended from time to time by the addition of copyrights subsequently arising or acquired;

WHEREAS, pursuant to that certain Waiver and Standstill Agreement dated as of March 21, 2006 (as the same has been and may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the “Waiver Agreement”), among the Grantors, Hallmark Cards, Incorporated (“Hallmark”) and various of its subsidiaries (collectively the “Hallmark Lenders”), Hallmark has agreed to defer certain payments and to modify certain terms of the Subject Obligations (as defined in the Waiver Agreement);

WHEREAS, pursuant to the terms of a Security and Pledge Agreement dated as of the date hereof (the “Security and Pledge Agreement”), each of the Grantors has granted to Hallmark (for the benefit of Hallmark and the Hallmark Lenders) a security interest in all personal property of the Grantors whether now owned, presently existing or hereafter acquired or created, including, without limitation, all right, title and interest of the Grantors in, to and under any copyright or copyright license, whether now existing or hereafter arising, acquired or created, and all proceeds thereof or income therefrom, to secure, in the case of the Borrower, the payment and performance of the Subject Obligations (as defined in the Waiver Agreement) and in connection with the guaranty of the Subject Obligations pursuant to the Security and Pledge Agreement;

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, each of the Grantors does hereby grant to Hallmark (for the benefit of Hallmark and the Hallmark Lenders), as security and for the guaranty thereof pursuant to the Security and Pledge Agreement, a continuing security interest in all of such Grantor’s right, title and interest in and to all personal property, tangible and intangible, wherever located or situated and whether now owned, presently existing or hereafter acquired or created, including, but not limited to, all goods, accounts, instruments, intercompany obligations, contract rights, partnership and joint venture interests, documents, chattel paper, general intangibles, goodwill, equipment, machinery, inventory, investment property, copyrights, trademarks, trade names, insurance proceeds, cash, deposit accounts and the securities pledged to Hallmark (on behalf of Hallmark and the Hallmark Lenders), pursuant to the Security and Pledge Agreement and any proceeds thereof, products thereof or income therefrom, further including, but not limited to, all of such Grantor’s right, title and interest in and to each and every item and type of Product, the scenario, screenplay or script upon which an item of Product is based, all of the properties thereof, tangible and intangible, and all domestic and foreign copyrights and all other rights therein and thereto, of every kind and character, whether now in existence or hereafter to be made or produced, and whether or not in possession of such Grantor, including with respect to each and every item of Product and without limiting the foregoing language, each and all of the following particular rights and properties (to the extent they are now owned or hereafter owned by such Grantor):

(i)            all scenarios, screenplays and/or scripts at every stage thereof;

(ii)           all common law and/or statutory copyright and other rights in all literary and other properties (hereinafter called “said literary properties”) which form the basis of such item of Product and/or which are or will be incorporated into such item of Product, all component parts of such item of Product consisting of said literary properties, all motion picture rights in and to the story, all treatments of said story and said literary properties, together with all preliminary and final screenplays used and to be used in connection with such item of Product, and all other literary material upon which such item of Product is based or from which it is adapted;

(iii)          all motion picture rights in and to all music and musical compositions used and to be used in such item of Product, if any, including, each without limitation, all rights to record, rerecord, produce, reproduce or synchronize all of said music and musical compositions in and in connection with motion pictures;

(iv)          all tangible personal property relating to such item of Product, including, without limitation, all exposed film, developed film, positives, negatives, prints, positive prints, answer prints, special effects, preparing materials (including interpositives, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices, and all other forms of pre-print elements), sound tracks, cutouts, trims and any and all other physical properties of every kind and nature relating to such item of Product whether in completed form or in some state of completion, and all masters, duplicates, drafts, versions, variations and copies of each thereof, in all formats whether on film, videotape, disk or other optical or electronic media or otherwise and all music sheets and promotional materials relating to such item of Product (collectively, the “Physical Materials”);

(v)           all collateral, allied, subsidiary and merchandising rights appurtenant or related to such item of Product including, without limitation, the following rights:  all rights to produce remakes, sequels or prequels to such item of Product, based upon such item of Product, said literary properties or the theme of such item of Product and/or the text or any part of said literary properties; all rights throughout the world to broadcast, transmit and/or reproduce by means of television (including commercially sponsored, sustaining and subscription or “pay” television) or by streaming video or by other means over the internet or any other open or closed physical or wireless network or by any process analogous to any of the foregoing, now known or hereafter devised, such item of Product or any remake, sequel or prequel to the item of Product; all rights to produce primarily for television or similar use, a motion picture or series of motion pictures, by use of film or any other recording device or medium now known or hereafter devised, based upon such item of Product, said literary properties or any part thereof, including, without limitation, based upon any script, scenario or the like used in such item of Product; all merchandising rights including, without limitation, all rights to use, exploit and license others to use and exploit any and all commercial tie-ups of any kind arising out of or connected with said literary properties, such item of Product, the title or titles of such item of Product, the characters of such item of Product and/or said literary properties and/or the names or characteristics of said characters and including further, without limitation, any and all commercial exploitation in connection with or related to such item of Product, any remake, sequel or prequel thereof and/or said literary properties;

(vi)          all statutory copyrights, domestic and foreign, obtained or to be obtained on such item of Product, together with any and all copyrights obtained or to be obtained in connection with such item of Product or any underlying or component elements of such item of Product, including, in each case without limitation, all copyrights on the property described in subparagraphs (i) through (v) inclusive, of this definition, together with the right to copyright (and all rights to renew or extend such copyrights) and the right to sue in the name of any of the Credit Parties for past, present and future infringements of copyright;

(vii)         all insurance policies and completion guaranties connected with such item of Product and all proceeds which may be derived therefrom;

(viii)        all rights to distribute, sell, rent, license the exhibition of and otherwise exploit and turn to account such item of Product, the Physical Materials, the motion picture rights in and to the story and/or other literary material upon which such item of Product is based or from which it is adapted, and the music and musical compositions used or to be used in such item of Product;

(ix)           any and all sums, proceeds, money, products, profits or increases, including money profits or increases (as those terms are used in the UCC or otherwise) or other property obtained or to be obtained from the distribution, exhibition, sale or other uses or dispositions of such item of Product or any part of such item of Product, including, without limitation, all sums, proceeds, profits, products and increases, whether in money or otherwise, from the sale, rental or licensing of such item of Product and/or any of the elements of such item of Product including, without limitation, from collateral, allied, subsidiary and merchandising rights, and further including, without limitation, all monies held in any Collection Account;

(x)            the dramatic, nondramatic, stage, television, radio and publishing rights, title and interest in and to such item of Product, and the right to obtain copyrights and renewals of copyrights therein;

(xi)           the name or title of such item of Product and all rights of such Borrower to the use thereof, including, without limitation, rights protected pursuant to trademark, service mark, unfair competition and/or any other applicable statutes, common law, or other rule or principle of law;

(xii)          any and all contract rights and/or chattel paper which may arise in connection with such item of Product;

(xiii)         all accounts and/or other rights to payment which such Borrower presently owns or which may arise in favor of such Borrower in the future, including, without limitation, any refund or rebate in connection with a completion guaranty or otherwise, all accounts and/or rights to payment due from Persons in connection with the distribution of such item of Product, or from the exploitation of any and all of the collateral, allied, subsidiary, merchandising and other rights in connection with such item of Product;

(xiv)        any and all “general intangibles” (as that term is defined in the UCC) not elsewhere included in this definition, including, without limitation, any and all general intangibles consisting of any right to payment which may arise in connection with the distribution or exploitation of any of the rights set out herein, and any and all general intangible rights in favor of such Borrower for services or other performances by any third parties, including actors, writers, directors, individual producers and/or any and all other performing or nonperforming artists in any way connected with such item of Product, any and all general intangible rights in favor of such Borrower relating to licenses of sound or other equipment, or licenses for any photograph or photographic or other processes, and any and all general intangibles related to the distribution or exploitation of such item of Product including general intangibles related to or which grow out of the exhibition of such item of Product and the exploitation of any and all other rights in such item of Product set out in this definition;

(xv)         any and all goods including, without limitation, inventory (as that term is defined in the UCC) which may arise in connection with the creation, production or delivery of such item of Product and which goods pursuant to any production or distribution agreement or otherwise are owned by such Borrower;

(xvi)        all and each of the rights, regardless of denomination, which arise in connection with the acquisition, creation, production, completion of production, delivery, distribution, or other exploitation of such item of Product, including, without limitation, any and all rights in favor of such Borrower, the ownership or control of which are or may become necessary or desirable, in the opinion of Hallmark, in order to complete production of such item of Product in the event that Hallmark exercises any rights it may have to take over and complete production of such item of Product;

(xvii)       any and all documents issued by any pledgeholder or bailee with respect to such item of Product or any Physical Materials (whether or not in completed form) with respect thereto;

(xviii)      any and all Collection Accounts or other bank accounts established by such Borrower with respect to such item of Product;

(xix)         any and all rights of such Borrower under any License Agreements or Platform Agreements relating to such item of Product; and

(xx)          any and all rights of such Borrower under contracts relating to the production or acquisition of such item of Product.

(all of the foregoing items or types of property, whether presently existing or hereafter arising or acquired, shall be referred to herein collectively as the “Collateral”).

Each of the Grantors agrees that if any person, firm or corporation shall do or perform any act(s) which Hallmark believes constitute a copyright infringement of the screenplay or of any of the literary, dramatic or musical material contained in any item of Product or upon which any item of Product is based, or constitute a plagiarism, or violate or infringe any right of any Grantor, the Hallmark Lenders or Hallmark therein, or if any person, firm or corporation shall do or perform any act(s) which Hallmark believes constitute an unauthorized or unlawful distribution, exhibition, or use thereof, then Hallmark (on behalf of Hallmark and the Hallmark Lenders) may and shall have the right to take such steps and institute such suits or proceedings as Hallmark may reasonably deem advisable or necessary to prevent such act(s) and/or conduct and to secure damages and other relief by reason thereof, and to generally take such steps as may be advisable or necessary or proper for the full protection of the rights of the parties.  Hallmark may take such steps or institute such suits or proceedings in its own name or in the name of the Grantors or in the names of the parties jointly.  Hallmark agrees to give Grantor notice of any action taken by Hallmark hereunder.

This security interest is granted in conjunction with the security interests granted to Hallmark (for the benefit of Hallmark and the Hallmark Lenders) pursuant to the Security and Pledge Agreement.  Each Grantor and Hallmark hereby further acknowledges and affirms that the rights and remedies of Hallmark (for the benefit of Hallmark and the Hallmark Lenders) with respect to the security interest made and granted hereby are more fully set forth in the Security and Pledge Agreement and are subject to the limitations (including certain rights of quiet enjoyment in favor of licensees), the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

So long as no Event of Default shall have occurred and be continuing, and subject always to the various provisions of this Copyright Security Agreement, the Security and Pledge Agreement and the Waiver Agreement executed by the Grantors, the Grantors may use, license and exploit the Collateral in any lawful manner permitted hereunder, under the Security and Pledge Agreement and the Waiver Agreement.

THIS COPYRIGHT SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF

MISSOURI APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF MISSOURI.

Capitalized terms used herein and not otherwise defined shall have the meaning given such terms in the Security and Pledge Agreement.

IN WITNESS WHEREOF, each of the Grantors has duly executed this Copyright Security Agreement as of the date first written above.

CROWN MEDIA HOLDINGS, INC.

By	/s/ Charles L. Stanford
Name: Charles L. Stanford
Title: Executive Vice President

GUARANTORS:
CROWN MEDIA UNITED STATES, LLC
HM INTERMEDIARY, LLC
CITI TEEVEE, LLC
DOONE CITY PICTURES, LLC

By	/s/ Charles L. Stanford
Name: Charles L. Stanford
Title: Vice President